UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

HANRYU HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41763	88-1368281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160, Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Republic of Korea 07231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +82-2564-8588

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HRYU	NASDAQ (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) The Audit Committee (the “Committee”) of the Board of Directors of Hanryu Holdings, Inc. (the “Company”) conducted a competitive selection process to determine the Company’s independent registered public accounting firm. The Committee invited several international public accounting firms to participate in this process, including BF Borgers CPA, PC, the Company’s independent registered public accounting firm for the Company’s IPO. As a result of this process, the Committee appointed OneStop Assurance, PAC on January 4, 2024, as an independent registered public accounting firm for the Company.

(b) There was no disagreements with BF Borders CPA, PC on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resulted to BBF Borders CPA, PC’s satisfaction, would have used it to make reference to the subject matter to to disagreement(s) in connection with its report.

(c) On January 16, 2024, Board of Directors of the Company, upon satisfactory review of OneStop Assurance, PAC’s service, approved the nomination by the Committee on January 4, 2024.

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit Number	Exhibit Description
16.1	ONESTOP ASSURANCE, PAC’s ENGAGEMENT LETTER DATED NOVEMBER 24, 2023 AND ACCEPTANCE BY HANRYU HOLDINGS, INC. DATED JANUARY 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANRYU HOLDINGS, Inc.

January 22, 2024	By:	/s/ Changhyuk Kang
	Name:	Changhyuk Kang
	Title:	CEO

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